UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2005

SUNBURST ACQUISITIONS IV, INC.

 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 12, 2005, Daimler Capital Partners, Ltd., James Longshore, and Spectrum International Ltd. collectively loaned $300,000 to the Company based on an oral agreement (the “Loan”).  The Loan is unsecured, has no due date, and will not bear interest.

ITEM 5.01

Changes in Control of the Registrant

On January 6, 2006, the Company issued 100,000,000 shares of common shares in settlement of the Loan described above in Item 2.03.   This share issuance resulted in a change of control of the Company.

Prior to January 6, 2006, the Company had 89,994,324 shares issued and outstanding.  As of January 6, 2006, the Company now has 189,994,324 shares of common stock issued and outstanding, and the 100,000,000 shares issued in in settlement of the Loan represent approximately 52.63% of the Company’s issued and outstanding shares.

The following table illustrates the number of shares issued to each of the parties to the Loan, and their respective

Name	No. of shares	% of class
Daimler Capital Partners, Ltd.	82,000,000	43.16%
James Longshore	9,000,000	4.74%
Spectrum International Ltd.	9,000,000	4.74%
Total	100,000,000

The following table sets forth, as of January 6, 2006, following issuance of shares in settlement of the Loan, the stock ownership of each executive officer and director of the Company, of all executive officers and directors as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as such shares, to the best of the Company’s knowledge.

Name and Address	Number of Shares Owned Beneficially	% of Class Owned

Charles Malette 1550 35th Avenue West Vancouver, B.C. Canada, V6M1H2	12,670,000	6.67%

Mario Ayub (1) Pascual Orozco #2117-A Chihuahua, Chic. Mexico 31310	12,900,000 (2)	6.79%

Patrick Kephart 424 East Central Blvd., Ste. 342 Orlando, FL 32801	10,666,666 (4)	5.61%

Tracy A. Moore (1) 609 Granville, Suite 880 Vancouver, BC V7Y 1G5	480,000	0.25%

Robert Knight (1) 114 W. Magnolia Street, Suite 446 Bellingham, WA 98225	0	0%

Daimler Capital Partners, Ltd. Postfach 113 CH-4009 Bafel, Switzerland	82,000,000	43.16%

All directors and executive officers (3 persons)	13,380,000	7.04%

(1) The person listed is an officer, a director, or both, of the Company.

(2) On May 25, 2004, the Company completed a share exchange with the shareholders of Sierra Mineral and Mining, Inc., a Nevada corporation. In the exchange, the Company issued 43,000,000 shares of its common stock, representing approximately 51.7% of the Company’s then-outstanding common stock, to the Sierra shareholders in exchange for all of the shares of Sierra capital stock. 12,900,000 shares are owned of record by MRT Investments, Inc., a Nevada corporation that is controlled by Mr. Ayub. Therefore, these shares may be deemed to be directly and beneficially owned by Mr. Ayub.

(4) Includes the following shares of which Mr. Kephart may be deemed to be the beneficial owner:(i) 5,733,333 shares owned by Tenfold Services Incorporated, which is beneficially owned by the trustee of an irrevocable trust of which Mr. Kephart is the grantor and also one of the beneficiaries. Mr. Kephart has no power to vote, buy or sell these shares; (ii) 1,216,667 shares owned by Liberty Management, LLC Definend Benefit Plan, which is an ERISA-qualified plan with a third party administrator. Mr. Kephart is the Managing Member of Liberty Management, LLC. Also Includes the following shares of which Mr. Kephart may be deemed to be the beneficial owner: (iii), 358,333 shares owned by Jack F. Kephart - UTMA, of which Mr. Kephart is the grantor; (iv) 358,333 shares owned by Annabelle S. Kephart - UTMA, of which Mr. Kephart is the grantor; and (v) an option to acquire up to 3,000,000 shares of the Company's Common Stock for a purchase price of $0.01 per share at any time on or before May 25, 2009. These options were granted to Liberty Management as a finder's fee in connection with a share exchange agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SUNBURST ACQUISITIONS IV, INC.

By: /S/ Robert Knight

Robert Knight, President and Director

 January 11, 2006

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